EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal 2021 First Quarter Results

HUNTINGTON BEACH, Calif., April 22, 2021 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its 2021 first quarter that ended Tuesday, March 30, 2021.

First Quarter 2021 Compared to First Quarter 2020

  Total revenues decreased 12.3% to $223.3 million
  Total restaurant operating weeks increased 0.3%
  Comparable restaurant sales declined 13.0%
  Net loss of $3.1 million compared to net loss of $4.3 million
    First quarter 2020 net loss includes a $2.3 million pretax impairment charge for one restaurant.
  Diluted net loss per share of $0.14 compared to diluted net loss per share of $0.22
    First quarter 2020 net loss per share includes a $0.09 impairment charge for one restaurant.
  Adjusted EBITDA of $12.7 million, compared to $15.1 million

“The continued efforts of our resilient team members and our entrepreneurial approach to responding to the many challenges presented by the pandemic, combined with the energy and broad appeal of the BJ’s concept, drove solid first quarter results that exceeded expectations,” commented Greg Trojan, Chief Executive Officer. “With many states easing restrictions on dining room capacity during the quarter, including California where we operate 62 of our 210 restaurants, guests have returned to dine, socialize and enjoy our differentiated environment and delicious menu and beverage offerings. With all of our dining rooms re-opened, though still subject to local social distancing and capacity restrictions, our weekly sales averages improved from $66,400 in January 2021 to $97,300 in March 2021, marking our highest weekly sales average since the start of the pandemic. We finished March with an approximately 17% comparable restaurant sales decline compared to March 2019, which we believe is a better representation for measuring comparable restaurant sales in 2021 given the pandemic’s significant impact on 2020 sales. Our sales momentum has continued in the first three weeks of April with weekly sales averaging approximately $102,500 and comparable restaurant sales down just 7% as compared to April 2019. We are encouraged by our continued sales momentum particularly given the fact that most of our California restaurants remain limited to 50% capacity and our late night business remains challenged. The return of our guests and improving sales trends helped drive adjusted EBITDA of $12.7 million for the quarter.

“In addition to building on the sales momentum from easing restrictions, we are also leveraging a variety of new practices and processes to continue to drive near- and long-term traffic and sales growth. Our BJ’s Brewhouse Beer Club, which successfully launched in our Sacramento, California restaurants in 2020, has been expanded to most of our California restaurants. We also continue to strengthen and expand our catering options and family meal bundles to maintain the momentum established over the last twelve months for this previously under-utilized segment of our business. Furthermore, we are leveraging our strong technology and digital foundation to provide our guests more personal and convenient experiences to drive additional sales,” continued Trojan.

“Our strong balance sheet will enable us to opportunistically re-accelerate new restaurant growth as we enter a ‘new normal’ operating environment. In 2021, we plan to open restaurants in Merrillville, Indiana and Lansing, Michigan, both of which were under construction at the outset of the pandemic last year. We also intend to re-open our Richmond, Virginia restaurant in the second half of this year, our only location across the country that remains closed. Our long-term growth opportunity has not been adversely affected by the pandemic and, accordingly, our real estate development team is assembling a robust new restaurant pipeline for 2022 and beyond. We remain confident that the BJ’s concept can grow to at least 425 restaurants domestically and that the combination of our sales momentum, higher cash flows, and strong balance sheet can readily support an acceleration in our restaurant expansion program. As we have always done, we will continue to prioritize an approach that balances new restaurant growth with the quality and level of hospitality our guests know and love,” concluded Trojan.

Investor Conference Call and Webcast
BJ’s Restaurants, Inc. will conduct a conference call on its first quarter 2021 earnings release today, April 22, 2021, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.
BJ’s Restaurants, Inc. (“BJ’s”) is a national brand with brewhouse roots and a menu where craft matters. BJ’s broad menu has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates 210 casual dining restaurants in 29 states: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia and Washington. All restaurants offer dine-in, take-out, delivery and large party catering. Due to the COVID-19 pandemic, one of our 210 restaurants remains temporarily closed, and the remaining 209 are serving guests in our dining rooms in a limited capacity, while adhering to social distancing protocols and limited hours. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer
Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margins, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, on and off-premise sales trends, the percentage of restaurants open and the timing of the re-opening of our restaurants for on premise dining, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of the COVID-19 pandemic on our restaurant sales and operations, labor and staffing, customer traffic, our supply chain and the ability of our suppliers to continue to timely deliver food and other supplies necessary for the operation of our restaurants, the ability to manage costs and reduce expenditures and the availability of additional financing, (ii) our ability to manage new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (vi) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vii) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (viii) factors that impact California, Texas and Florida, where a substantial number of our restaurants are located, (ix) restaurant and brewery industry competition, (x) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (xi) consumer spending trends in general for casual dining occasions, (xii) potential uninsured losses and liabilities due to limitations on insurance coverage, (xiii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiv) trademark and service-mark risks, (xv) government regulations and licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives, (xxii) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxiii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Consolidated Statements of Operations
(Dollars in thousands except for per share data)

	First Quarter Ended
	March 30, 2021 (unaudited)		March 31, 2020 (unaudited)
Revenues	$223,307	100.0%	$254,595	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	56,149	25.1	63,806	25.1
Labor and benefits	81,680	36.6	103,829	40.8
Occupancy and operating	59,828	26.8	61,264	24.1
General and administrative	15,261	6.8	11,608	4.6
Depreciation and amortization	18,203	8.2	18,345	7.2
Restaurant opening	128	0.1	543	0.2
Loss on disposal and impairment of assets	273	0.1	2,905	1.1
Total costs and expenses	231,522	103.7	262,300	103.0
Loss from operations	(8,215)	(3.7)	(7,705)	(3.0)

Other (expense) income:
Interest expense, net	(1,402)	(0.6)	(1,471)	(0.6)
Other income, net	310	0.1	(1,705)	(0.7)
Total other expense	(1,092)	(0.5)	(3,176)	(1.2)
Loss before income taxes	(9,307)	(4.2)	(10,881)	(4.3)

Income tax benefit	(6,166)	(2.8)	(6,614)	(2.6)
Net loss	$(3,141)	(1.4)%	$(4,267)	(1.7)%

Net loss per share:
Basic	$(0.14)		$(0.22)
Diluted	$(0.14)		$(0.22)

Weighted average number of shares outstanding:
Basic	22,926		19,101
Diluted	22,926		19,101

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	March 30, 2021 (unaudited)	December 29, 2020
Cash and cash equivalents	$90,716	$51,664
Total assets	$1,086,198	$1,059,424
Total debt	$116,800	$116,800
Shareholders’ equity	$325,733	$293,788

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	First Quarter Ended
	March 30, 2021		March 31, 2020
Stock-based compensation (1)
Labor and benefits	$808	0.4%	$629	0.2%
General and administrative	1,611	0.7	914	0.4
Total stock-based compensation	$2,419	1.1%	$1,543	0.6%

Operating Data
Comparable restaurant sales % change	(13.0)%		(15.5)%
Restaurants opened during period	-		1
Restaurants open at period-end (2)	209		209
Restaurant operating weeks	2,717		2,709

(1)	Percentages represent percent of total revenues.
(2)	The Company owns and operates 210 restaurants, of which one is temporarily closed due to the COVID-19 pandemic.

Note Regarding Non-GAAP Financial Measures
The Company is reporting below certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company’s results of operations in conjunction with corresponding GAAP measures.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures
To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures in this press release or in the webcast to discuss the Company’s financial results for first quarter 2021 which may be accessed via the Company’s website at http://www.bjsrestaurants.com: (i) non-GAAP adjusted net loss and (ii) non-GAAP adjusted diluted net loss per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses or gains. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is used by analysts and others in the investment community to analyze the Company’s results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures may result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

For the first quarter ended March 31, 2020, adjusted net loss and non-GAAP adjusted diluted net loss per share excludes a restaurant impairment charge.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	First Quarter Ended
	March 30, 2021			March 31, 2020
	$	%	Per Share	$	%	Per Share
Net loss & diluted net loss per share, as reported	$(3,141)	(1.4)%	$(0.14)	$(4,267)	(1.7)%	$(0.22)
Impairment charge related to one restaurant (1)	-	-	-	2,308	0.9	0.12
Tax effect – Impairment charge related to one restaurant (2)	-	-	-	(568)	(0.2)	(0.03)
Non-GAAP adjusted net loss & diluted net loss per share	$(3,141)	(1.4)%	$(0.14)	$(2,527)	(1.0)%	$(0.13)

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

(1)	Included in “Loss on disposal and impairment of assets” on the Consolidated Statements of Operations.
(2)	The tax effect is based on the Company’s annual effective tax rate of 24.6% for the quarter ended March 31, 2020.

Restaurant Level Operating Margin
Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level operating margin differently than we do, restaurant level operating margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of loss from operations to restaurant level operating margin for the first quarter ended March 30, 2021 and March 31, 2020 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	First Quarter Ended
	March 30, 2021		March 31, 2020
Loss from operations	$(8,215)	(3.7)%	$(7,705)	(3.0)%
General and administrative	15,261	6.8	11,608	4.6
Depreciation and amortization	18,203	8.2	18,345	7.2
Restaurant opening	128	0.1	543	0.2
Loss on disposal and impairment of assets	273	0.1	2,905	1.1
Restaurant level operating margin	$25,650	11.5%	$25,696	10.1%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net loss adjusted for certain expenses and gains/losses detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate these measures differently than we do, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

Supplemental Financial Information – Net Loss to Adjusted EBITDA
(Unaudited, dollars in thousands)

	First Quarter Ended
	March 31, 2021		March 30, 2020
Net loss	$(3,141)	(1.4)%	$(4,267)	(1.7)%
Interest expense, net	1,402	0.6	1,471	0.6
Income tax (benefit)	(6,166)	(2.8)	(6,614)	(2.6)
Depreciation and amortization	18,203	8.2	18,345	7.2
Stock-based compensation expense	2,419	1.1	1,543	0.6
Other (income) expense, net	(310)	(0.1)	1,705	0.7
Loss on disposal and impairment of assets	273	0.1	2,905	1.1
Adjusted EBITDA	$12,680	5.7%	$15,088	5.9%

Percentages above represent percent of total revenues and may not reconcile due to rounding.